SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2011
RC2 CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-22635	36-4088307

(Commission File Number)	(I.R.S. Employer I.D. Number)

1111 West 22nd Street
Suite 320
Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
630-573-7200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background
     On March 10, 2011, RC2 Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tomy Company, Ltd., a company organized under the laws of Japan (“Parent”), and Galaxy Dream Corporation, a Delaware corporation (the “Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, the Purchaser commenced a tender offer (the “Offer”) on March 24, 2011 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $27.90 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).
     On April 21, 2011, Parent announced the expiration of the initial offering period, which expired at 12:00 midnight, New York City time, at the end of April 20, 2011 (the “Initial Offering Period”). A subsequent offering period commenced on April 21, 2011 and expired at 12:00 midnight, New York City time, at the end of April 25, 2011, which was extended to expire at 5:00 p.m., New York City time, on April 27, 2011 (as extended, the “Subsequent Offering Period”). Parent and the Purchaser have advised the Company that, based on information from Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the Subsequent Offering Period, approximately 19,466,438 Shares were validly tendered and not validly withdrawn, representing approximately 89.9% of all outstanding Shares. All Shares that were validly tendered and not validly withdrawn in the Initial Offering Period and all Shares validly tendered during the Subsequent Offering Period have been accepted and payment for the Shares has been or will be made, at the Offer Price.
     On April 28, 2011, pursuant to the Merger Agreement, the Purchaser exercised its option (the “Top-Up Option”), pursuant to which the Company issued Shares to the Purchaser, at a price per Share equal to the Offer Price, in an amount sufficient to ensure that the Purchaser and Parent were able to effect a “short-form” merger under Delaware law without the affirmative vote of any other stockholder of the Company. Accordingly, on April 29, 2011, at 12:01 a.m. Eastern Daylight Time, the Purchaser was merged with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement, with the Company surviving as a wholly owned indirect subsidiary of Parent. The time of the Merger is referred to in this report as the “Effective Time.”
Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement
     On April 29, 2011, in connection with consummation of the Merger, Parent and the Company will pay an aggregate of approximately $41,322,000 pursuant to the payoff letter (the “Payoff Letter”) received from Bank of Montreal pertaining to the Company’s outstanding obligations under its credit facility evidenced by the Credit Agreement, dated as of November 3, 2008, as amended (the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries, the lenders party thereto (the “Lenders”), and Bank of Montreal, as administrative agent (in such capacity, the “Agent”). At that time, all commitments to extend further credit under the Credit

Agreement will terminate and the Agent and the Lenders will release and terminate all liens, security interests and pledges securing the Company’s obligations under the Credit Agreement.
Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     As a result of the consummation of the Merger and related transactions, the Company no longer fulfills the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). Accordingly, the Company requested that Nasdaq file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.
Item 3.02 Unregistered Sales of Equity Securities
     On April 28, 2011, pursuant to the Merger Agreement, the Purchaser exercised the Top-Up Option to purchase directly from the Company 290,633 Shares (the “Top-Up Shares”) at the Offer Price in exchange for a cash payment of $2,906.33 and a promissory note issued by Parent and the Purchaser to the Company in the aggregate principal amount of $8,105,754.37, which note (1) is due on April 28, 2012, (2) accrues simple interest of 3% per annum, (3) is full recourse to Parent and the Purchaser, (4) may be prepaid, in whole or in part, at any time without premium or penalty, and (5) provides that the unpaid principal amount and accrued interest under the promissory note shall immediately become due and payable in the event that (a) the Purchaser fails to make any payment of interest on the promissory note as provided therein and such failure continues for a period of 30 days or (b) the Purchaser files or has filed against it any petition under bankruptcy or insolvency law or makes a general assignment for the benefit of creditors. The Top-Up Shares, when combined with the number of Shares owned by Parent and Purchaser immediately prior to the exercise of the Top-Up, represented at least 90% of the outstanding Shares. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.
Item 3.03 Material Modification to Rights of Security Holders
     At the Effective Time, each issued and outstanding Share that was not tendered pursuant to the Offer (other than Shares held in the treasury of the Company or owned by Parent, the Purchaser or any other direct or indirect subsidiary of Parent, and Shares held by stockholders who properly demand appraisal rights) was cancelled and converted into the right to receive the Offer Price.

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In accordance with the Merger Agreement, each of the members of the Company’s Board of Directors who were directors immediately prior to the Effective Time ceased to serve in such capacity as of the Effective Time. As of the Effective Time, Kantaro Tomiyama, the sole director of the Purchaser immediately prior to the Effective Time, became the sole director of the Company, the surviving corporation of the Merger.
Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year
     On April 29, 2011, in connection with the Merger, the Company’s certificate of incorporation was amended and restated (the “Amended Charter”). Also on April 29, 2011, in connection with the Merger, the Company’s by-laws were amended (the “Amended By-Laws”) to be in substantially the form of the Purchaser’s by-laws.
     The Amended Charter and the Amended By-Laws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of RC2 Corporation.

3.2	Amended and Restated By-Laws of RC2 Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RC2 CORPORATION

Date: April 29, 2011
	BY	/s/ Peter A. Nicholson Peter A. Nicholson,
Chief Financial Officer

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